Exhibit 3.9


                           CERTIFICATE OF DESIGNATION
                  OF PREFERENCES OF SERIES C PREFERRED STOCK OF
                            FOCUS ENHANCEMENTS, INC.
                             a Delaware Corporation

The undersigned, Gary L. Williams, hereby certifies that:

(i) He is the duly elected and acting Secretary and Chief Financial Officer of Focus Enhancements, Inc., a Delaware corporation (the "Corporation").

(ii) Pursuant to Section 151 of the General Corporation Law of the State of Delaware and the authority conferred upon the Board of Directors of the Corporation by Section 4 of the Corporation's Certificate of Incorporation (the "Certificate"), the Board of Directors of the Corporation on November 12, 2001 adopted the following resolutions creating a series of preferred stock designated as Series C Preferred Stock;


WHEREAS, the Certificate provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of the Corporation is authorized by the Certificate to determine the powers, rights, preferences, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them;

WHEREAS, the Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the powers, rights, preferences, qualifications, limitations and restrictions relating to series of Preferred Stock and the number of shares constituting, and the designation of, each such series:

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate, a series of Preferred Stock is hereby created, and the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, such series of Preferred Stock as follows:

         1. Designation. A series of Preferred Stock of the Corporation shall be designated as "Series C Preferred Stock," $.01 par value.

         2. Authorized Number. The number of shares constituting the Series C Preferred Stock shall be five hundred (500) shares. The rights, preferences, restrictions and other matters relating to the Series C Preferred Stock set forth below are subject to the issuance of any subsequent series of preferred stock. The Board of Directors is also authorized to decrease the number of shares of any series of preferred stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         3. Liquidation Preference.

                  a In the event of any liquidation, dissolution or winding up of the Corporation ("Liquidation"), whether voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, but subordinate to the Series B Preferential Amount (as defined in Section 3 of the Certificate of Designation of preferences of Series B Preferred Stock of Focus Enhancements, Inc.), the amount


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of $1,560 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on such share for each share of Series C Preferred Stock then held by such holder (the "Series C Preferential Amount"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid Series C Preferential Amount, then such assets and legally available funds shall be distributed in the following order of preference: (1) to the holders of the Series B Preferred Stock until such holders receive their Series B Preferential Amount; (2) ratably among the holders of the Series C Preferred Stock in proportion to the Series C Preferential Amount each such holder is otherwise entitled to receive.

                  b After payment to the holders of the Series C Preferred Stock of the amounts set forth in Sections 3(a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of Common Stock.

                  c Whenever the distribution provided for in this Section 3 shall be payable in securities or property other than cash, the value of such distribution shall be as follows:

                           (i)  Securities  not subject to investment  letter or
other similar restrictions on free marketability:

                                   (A) If traded on a securities  exchange,  the
value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                                   (B) If actively traded over-the-counter,  the
value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and

                                   (C) If there is no active public market,  the
value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                  (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Sections 3(c)(i)(A)-(C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                  (iii) In the event of any bona-fide dispute between the Corporation and one or more holders of the Series C Preferred Stock as to any fair market value determination under clauses Sections 3(c)(i)(C) or 3(c)(ii) above, such dispute shall be resolved through binding arbitration under the rules of the American Arbitration Association, with the arbitration panel consisting of persons familiar with the valuation of public and private entities and such panel being advised, as to such valuation issues, by an investment bank of nationally recognized standing, the costs thereof to be borne by the non-prevailing party.

         4. Redemption. The Series C Preferred Stock is not redeemable.

         5. Ranking. The Series C Preferred Stock shall rank, with respect to distributions upon Liquidation (as defined in Section 3(a) of this Certificate of Designation), senior to all classes of Common Stock of the Corporation and to each other class of capital stock of the Corporation except for the Series A Preferred Stock and Series B Preferred Stock which also shall rank senior to the Series C Preferred Stock.

         6. Conversion. The holders of the Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  a Right to Convert. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into 1,000 of fully paid and nonassessable shares of Common Stock on the date the certificate is surrendered for conversion. The price at which each share of Common Stock shall be deliverable upon conversion of shares of the Series C Preferred Stock (the "Series C Conversion Price") shall be equal to $1.56 125% of the 30-day average of the closing prices of the Corporation's Common Stock as reported by the Nasdaq SmallCap Market ("Moving Average") ending on June 28, 2001. Such initial Series C Conversion Price shall be adjusted as hereinafter provided.

                  b Mechanics of Conversion Pursuant to Section 5(a). Before any holder of Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 5(a), such holder shall


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surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock, and shall give written notice by mail, postage prepaid, or by facsimile, confirmed by mail, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of the Series C Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                  c Adjustments to Conversion Ratio for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the Original Issue Date of the Series C Preferred Stock shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the number of shares of Common Stock into which the Series C Preferred Stock can be converted shall be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                  d Distribution of Stock Other than Common Stock. In case the Corporation pays a dividend or makes a distribution on its outstanding Common Stock in, or issues by reclassification of its Common Stock (whether in a merger or consolidation or otherwise), any shares of its capital stock other than Common Stock, the holder of any shares of Series C Preferred Stock surrendered for conversion after the record date fixed by the Board of Directors for such dividend, distribution or reclassification shall be entitled to receive the aggregate number and kind of shares of capital stock of the Corporation that such holder would have been entitled to receive by virtue of such dividend, distribution or reclassification if such shares of Series C Preferred Stock had been converted immediately before such record date at the Conversion Price then in effect; and the Conversion Price shall be deemed to have been adjusted after such record date to apply to such aggregate number and kind of shares. Such adjustment shall be made successively whenever any of the events listed above shall occur.

                  e Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 5(c) above or a merger or other reorganization referred to in Section 3(c) above) (collectively, a "Reorganization"), the number of shares of such other class or classes of stock into which the Series C Preferred Stock shall be convertible shall, concurrently with the effectiveness of such Reorganization, be proportionately adjusted so that the Series C Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series C Preferred Stock immediately before that change.

                  f No Impairment. This Corporation will not, by amendment of its Certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

                  g No Fractional Shares and Certificate as to Adjustments.

                           (i)  No  fractional   shares  shall  be  issued  upon
conversion of the Series C Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of Series C


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Preferred  Stock the holder is at the time  converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                           (ii)  Upon  the  occurrence  of  each  adjustment  or
readjustment of the number of shares of Common Stock into which the Series C Preferred Stock can be converted pursuant to this Section 5, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the conversion ratio at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series C Preferred Stock.

                  h Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series C Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  i Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Series C Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Series C Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series C Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  j  Notices.  Any notice  required  by the  provisions  of this
Section 5 to be given to the holders of Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.


         7. Voting Rights.

            Each holder of shares of Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series C Preferred Stock could then be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

         8. Noncumulative Dividends. Cash dividends on the Series C Preferred Stock shall be non-cumulative and shall be paid at the option of the Board of Directors. Cash dividends, if paid, shall be at the rate of seven percent (7.0%) per annum.

         9. Status of Converted Stock. In the event any Series C Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be promptly canceled after the conversion thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                                      * * *

RESOLVED FURTHER, that the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and the Secretary, the Chief Financial Officer, the Treasurer, or any Assistant Secretary or Assistant


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Treasurer of this Corporation are each authorized to execute, verify, and file a
Certificate of Designation of Preferences in accordance with Delaware law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of Preferences on March 12, 2004, and hereby certifies under penalties of perjury that the Certificate of Designation of Preferences is the act and deed of the Corporation, and that the statements therein are true.




                                          /s/ Gary Williams
                                          --------------------------------------
                                          Gary L. Williams
                                          Secretary and Chief Financial Officer

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